Exhibit 10.1
UNIVERSAL TECHNICAL INSTITUTE, INC.
SECOND AMENDED AND RESTATED
2003 EMPLOYEE STOCK PURCHASE PLAN
Effective as of July 1, 2010
WHEREAS, Universal Technical Institute, Inc. (the “Company”) previously adopted the Universal Technical Institute, Inc. 2003 Employee Stock Purchase Plan (the “Original Plan”) effective as of the date on which the Company’s initial public offering was consummated (“Original Effective Date”);
WHEREAS, the Company previously amended and restated the Original Plan, effective as of July 1, 2005 (the “Amended and Restated Plan”) because of changes to the financial accounting reporting requirements applicable to employee stock purchase plans;
WHEREAS, the Company wishes to further amend and restate the Amended and Restated Plan to remove the requirement that cash dividends on any Stock credited to a Participant’s Stock Account be automatically reinvested in additional shares of Stock;
NOW THEREFORE, the Company hereby adopts the Universal Technical Institute, Inc. Second Amended and Restated 2003 Employee Stock Purchase Plan (the “Plan”) effective as of the Offering Period beginning on July 1, 2010 (“Effective Date”), as set forth below.
1. PURPOSE. The purpose of the Plan is to encourage stock ownership by eligible employees of the Company and its Subsidiaries and to provide them with an incentive to contribute to the profitability and success of the Company. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and will be maintained for the exclusive benefit of eligible employees of the Company and its Subsidiaries.
2. DEFINITIONS. For purposes of the Plan, in addition to the terms defined in Section 1, the following terms are defined:
(a) “Board” means the Board of Directors of the Company.
(b) “Cash Account” means the account which shall be a subaccount in the Company’s general cash account, maintained on behalf of a Participant by the Company for the purpose of holding cash contributions withheld from payroll pending investment in Stock.
(c) “Code” means the Internal Revenue Code of 1986, as amended.
(d) “Custodian” means Fidelity Investments or any successor or replacement appointed by the Board or its delagatee under Section 3(a).
(e) “Earnings” means a Participant’s salary or wages, including overtime (but excluding bonuses) for services performed for the Company and its Subsidiaries and received by a Participant for services rendered during an Offering Period.

(f) “Fair Market Value” means the closing price of the Stock on the relevant date as reported on New York Stock Exchange (or any national securities exchange or quotation system on which the Stock is then listed), or if there were no sales on that date the closing price on the next preceding date for which a closing price was reported.
(g) “Offering Period” means the six-month period beginning on each January 1 and ending each June 30 and the six-month period beginning on each July 1 and ending on each December 31.
(h) “Participant” means an employee of the Company or a Subsidiary who is participating in the Plan.
(i) “Purchase Right” means a Participant’s option to purchase Stock that is deemed to be outstanding during a Offering Period. A Purchase Right represents an “option” under Section 423 of the Code.
(j) “Stock” means the common stock of the Company.
(k) “Stock Account” means the account maintained on behalf of the Participant by the Custodian for the purpose of holding Stock acquired under the Plan.
(l) “Subsidiary” means any subsidiary corporation defined in Code Section 424(f).
3. ADMINISTRATION.
(a) BOARD ADMINISTRATION. The Plan will be administered by the Board. The Board may delegate its administrative duties and authority (other than its authority to amend or terminate the Plan) to any Board committee or to any officers or employees or committee thereof as the Board may designate (in which case references to the Board will be deemed to refer to the administrator to which such duties and authority have been delegated). The Board will have full authority to adopt, amend, suspend, waive, and rescind rules and regulations and appoint agents as it deems necessary or advisable to administer the Plan, to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and rules and regulations thereunder, to furnish to the Custodian such information as the Custodian may require, and to make all other decisions and determinations under the Plan (including determinations relating to eligibility). No person acting in connection with the administration of the Plan will, in that capacity, participate in deciding any matter relating to his or her participation in the Plan.
(b) THE CUSTODIAN. The Custodian will act as custodian under the Plan, and perform those duties specified in the Plan and in any agreement between the Company and the Custodian. The Custodian will establish and maintain Participant Stock Accounts and any subaccounts as may be necessary or desirable to administer the Plan.
(c) WAIVERS. The Board may waive or modify any requirement that a notice or election be made or filed under the Plan a specified period in advance on an individual case or by adopting a rule or regulation under the Plan, without amending the Plan.

(d) OTHER ADMINISTRATIVE PROVISIONS. The Company will furnish information from its records as directed by the Board, and such records, including a Participant’s Earnings, will be conclusive on all persons unless determined by the Board to be incorrect. Each Participant and other person claiming benefits under the Plan must furnish to the Company in writing a current mailing address and any other information as the Board or Custodian may reasonably request. Any communication, statement, or notice mailed with postage prepaid to any such Participant or other person at the last mailing address filed with the Company will be deemed sufficiently given when mailed and will be binding upon the named recipient. The Plan will be administered on a reasonable and nondiscriminatory basis and uniform rules will apply to all persons similarly situated. All Participants will have equal rights and privileges (subject to the terms of the Plan) with respect to Purchase Right outstanding during any given Offering Period in accordance with Code Section 423(b)(5).
4. STOCK SUBJECT TO PLAN. Subject to adjustment as provided below, the total number of shares of Stock reserved and available for issuance or which may be otherwise acquired upon exercise of Purchase Rights under the Plan will be 300,000. Any shares of Stock delivered by the Company under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares or shares of Stock purchased on the open market. The number and kind of such shares of Stock subject to the Plan will be proportionately adjusted, as determined by the Board, in the event of any extraordinary dividend or other distribution, recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event affecting the Stock. If, at the end of any Offering Period, the number of shares of Stock with respect to which Purchase Rights are to be exercised exceeds the number of shares of Stock then available under the Plan, the Board shall make a pro rata allocation of the shares of Stock remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.
5. ENROLLMENT AND CONTRIBUTIONS.
(a) ELIGIBILITY. An employee of the Company or any Subsidiary designated by the Board may be enrolled in the Plan for any Offering Period if such employee is employed by the Company or a Subsidiary authorized to participate in the Plan on the first day of the Offering Period, unless one of the following applies to the employee:
(i)	such person has been employed by the Company or a Subsidiary less than 30 days;
(ii)	such person is customarily employed by the Company or a Subsidiary for 20 hours or less a week;
(iii)	such person is customarily employed by the Company or a Subsidiary for not more than five months in any calendar year; or
(iv)
such person owns or would be deemed to own, for purposes of Section 423(b)(3) of the Code, Stock possessing five percent (5%) or more of the total combined voting power of value of all classes of stock of the Company or any Subsidiary, or, as a result of being granted an option under this Plan with respect to such Offering Period, would own, or would be deemed to own, Stock possessing five percent (5%) or more of the total combined voting power of value of all classes of stock of the Company or any Subsidiary.

The Company will notify an employee of the date as of which he or she is eligible to enroll in the Plan, and will make available to each eligible employee the necessary enrollment forms.
(b) INITIAL ENROLLMENT. An employee who is eligible under Section 5(a) (or who will become eligible on or before a given Offering Period) may, after receiving current information about the Plan, initially enroll in the Plan by executing and filing with the Company a properly completed enrollment form, including the employee’s election as to the rate of payroll contributions for the Offering Period. To be effective for any Offering Period, such properly executed enrollment form must be filed with the Company at least two weeks (or such other period determined by the Board) preceding such Offering Period.
(c) AUTOMATIC RE-ENROLLMENT FOR SUBSEQUENT OFFERING PERIODS. A Participant whose enrollment in, and payroll contributions under, the Plan continues throughout a Offering Period will automatically be re-enrolled in the Plan for the next Offering Period unless (i) the Participant terminates enrollment before the next Offering Period in accordance with Section 7(a), or (ii) the Participant is ineligible to participate under Section 5(a). The initial rate of payroll contributions for a Participant who is automatically re- enrolled for a Offering Period will be the same as the rate of payroll contribution in effect at the end of the preceding Offering Period, unless the Participant files a new properly executed enrollment form designating a different rate of payroll contributions and such new enrollment form is filed with the Company no later than two weeks (or such other period determined by the Board) prior to the beginning of the next Offering Period.
(d) PAYROLL CONTRIBUTIONS. A Participant will make contributions under the Plan only by means of payroll deductions from Earnings for each payroll period that ends during the Offering Period, at the rate elected by the Participant in his or her enrollment form in effect for that Offering Period (except that such rate may be changed during the Offering Period to the extent permitted below). The rate of payroll contributions elected by a Participant may not be less than one percent (1%) nor more than ten percent (10%) of the Participant’s Earnings for each payroll period, and only whole percentages may be elected; provided, however, that the Board may specify a lower minimum rate and higher maximum rate, subject to Section 8(c). Notwithstanding the above, (i) no Participant shall be entitled to purchase shares of Stock under this Plan or any other employee stock purchase plan of the Company or any Subsidiary at a rate which exceeds $25,000 of Fair Market Value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which such Participant participates in this Plan; and (ii) a Participant’s payroll contributions will be adjusted downward by the Company as necessary to ensure that the limits on the amount of Stock purchased for an Offering Period set forth in Section 6(a)(iii) and Section 5(d)(i) are not exceeded, provided that when the Company automatically resumes such payroll contribution, the Company must apply the payroll contribution percentage in effect immediately prior to such suspension. A Participant may elect to increase, decrease, or discontinue payroll contributions for a future Offering Period by filing a new enrollment form designating a different rate of payroll contributions, which properly executed form must be filed with the Company at least two weeks (or such other period determined by the Board) prior to the beginning of an Offering Period to be effective for that Offering Period. In addition, a Participant may elect to discontinue payroll contributions during an Offering Period by filing a new properly executed enrollment form, such change to be effective for the next payroll after the Participant’s new enrollment form is filed with the Company.

(e) CREDITING PAYROLL CONTRIBUTIONS TO CASH ACCOUNTS. All payroll contributions by a Participant under the Plan will be credited to a Cash Account maintained by the Company on behalf of the Participant. The Company will credit payroll contributions to each Participant’s Cash Account as soon as practicable after the contributions are withheld from the Participant’s Earnings.
(f) NO INTEREST ON CASH ACCOUNTS. No interest will be credited or paid on cash balances in Participant’s Cash Accounts pending investment in Stock.
6. PURCHASES OF STOCK.
(a) PURCHASE RIGHTS. Enrollment in the Plan for any Offering Period by a Participant will constitute a grant by the Company of a Purchase Right to such Participant for such Offering Period. Each Purchase Right will be subject to the following terms.
(i)	The purchase price of each share of Stock purchased for each Offering Period will equal 95% of the Fair Market Value of a share of Stock on the last day of an Offering Period.
(ii)
Except as limited in (iii) below, the number of shares of Stock that may be purchased upon exercise of the Purchase Right for a Offering Period will equal the number of whole shares that can be purchased at the purchase price specified in Section 6(a)(i) with the aggregate amount credited to the Participant’s Cash Account as of the last day of an Offering Period.

(iii)
The number of shares of Stock subject to a Participant’s Purchase Right for any Offering Period will not exceed the number derived by dividing $12,500 by 100% of the Fair Market Value of one share of Stock on the first day of the Offering Period.

(iv)	The Purchase Right will be automatically exercised on the last day of the Offering Period.
(v)	Payments by a Participant for Stock purchased under a Purchase Right will be made only through payroll deduction in accordance with Section 5(d) and (e).
(vi)	The Purchase Right will expire on the earlier of the last day of the Offering Period or the date on which the Participant’s enrollment in the Plan terminates.

(b) PURCHASE OF STOCK. At or as promptly as practicable after the last day of an Offering Period, amounts credited to each Participant’s Cash Account will be applied by the Company to purchase Stock, in accordance with the terms of the Plan. Shares of Stock will be purchased from the Company or in the open market, as the Board determines. The Company will aggregate the amounts in all Cash Accounts when purchasing Stock, and shares purchased will be allocated to each Participant’s Stock Account in proportion to the cash amounts withdrawn from such Participant’s Cash Account. After completing purchases for each Offering Period (which will be completed in not more than 15 calendar days after the last day of an Offering Period), all shares of Stock so purchased for a Participant will be credited to the Participant’s Stock Account.
(c) WITHDRAWALS AND TRANSFERS. Participants must comply with any transfer restrictions imposed by the Company, which may include designation of a particular broker-dealer or financial institution to which Stock may be transferred. Shares of Stock may not be withdrawn from a Participant’s Stock Account, until the later of: (i) two years following the beginning of the Offering Period which applied to the Stock, and (ii) one year after the date the Stock was originally transferred to a Participant. After which, one or more certificates for whole shares may be issued in the name of, and delivered to, the Participant, with such Participant receiving cash in lieu of fractional shares based on the Fair Market Value of a share of Stock on the day preceding the date of withdrawal. Alternatively, whole shares of Stock may be withdrawn from a Participant’s Stock Account by means of a transfer to a broker-dealer or financial institution that maintains an account for the Participant, together with the transfer of cash in lieu of fractional shares based on the Fair Market Value of a share of Stock on the day preceding the date of withdrawal. Participants may not designate any other person to receive shares of Stock withdrawn or transferred under the Plan. A Participant seeking to withdraw or transfer shares of Stock must give instructions to the Custodian in such manner and form as may be prescribed by the Custodian, which instructions will be acted upon as promptly as practicable. Withdrawals and transfers will be subject to any fees imposed in accordance with Section 8(a). Note that the above does not prohibit sales of the Stock; however participants are responsible for any tax liability that may occur due to the sale.
(d) EXCESS ACCOUNT BALANCES. If any amounts remain in a Cash Account following the date on which the Company purchases Stock for an Offering Period as a result of the limitation set forth in Section 6(a)(iii) or for any other reason, such amounts will be held in the Participant’s Cash Account and used to purchase shares of Stock in the next succeeding Offering Period.
7. TERMINATION AND DISTRIBUTIONS.
(a) TERMINATION OF ENROLLMENT. A Participant’s enrollment in the Plan will terminate upon (i) the beginning of any payroll period or Offering Period that begins after he or she files a written notice of termination of enrollment with the Company, provided that such Participant will continue to be deemed to be enrolled with respect to any completed Offering Period for which purchases have not been completed, (ii) such time as the Participant becomes ineligible to participate under Section 5(a) of the Plan, or (iii) the termination of the Participant’s employment by the Company and its Subsidiaries. An employee whose enrollment in the Plan terminates may again enroll in the Plan as of any subsequent Offering Period that is at least 90 days after such termination of enrollment if he or she satisfies the eligibility requirements of Section 5(a) as of such Offering Period. A Participant’s election to discontinue payroll contributions will not constitute a termination of enrollment.

(b) DISTRIBUTION. As soon as practicable after a Participant’s enrollment in the Plan terminates, amounts in the Participant’s Cash Account which resulted from payroll contributions will be repaid to the Participant. The Custodian will continue to maintain the Participant’s Stock Account for the Participant until the earlier of such time as the Participant directs the sale of all Stock in the Account, withdraws, or transfers all Stock in the Account, or one year after the Participant ceases to be employed by the Company and its Subsidiaries. If a Participant’s termination of enrollment results from his or her death, all amounts payable will be paid to his or her designated beneficiary or beneficiaries and if no such designation is made, to his or her estate.
8. GENERAL.
(a) COSTS. Costs and expenses incurred in the administration of the Plan and maintenance of Accounts will be paid by the Company, to the extent provided in this Section 8(a). Any brokerage fees and commissions for the purchase of Stock under the Plan (including Stock purchased upon reinvestment of dividends and distributions) will be paid by the Company, but any brokerage fees and commissions for the sale of Stock under the Plan by a Participant will be borne by such Participant. The rate at which such fees and commissions will be charged to Participants will be determined by the Custodian or any broker-dealer used by the Custodian (including an affiliate of the Custodian), and communicated from time to time to Participants. In addition, the Custodian may impose or pass through a reasonable fee for the withdrawal of Stock in the form of stock certificates (as permitted under Section 6(c)), and reasonable fees for other services unrelated to the purchase of Stock under the Plan, to the extent approved in writing by the Company and communicated to Participants.
(b) STATEMENTS TO PARTICIPANTS. The Participant’s statement will reflect payroll contributions, purchases, sales, and withdrawals and transfers of shares of Stock and other Plan transactions by appropriate adjustments to the Participant’s Accounts. The Custodian will, not less frequently than quarterly, provide or cause to be provided a written statement to the Participant showing the transactions in his or her Stock Account and the date thereof, the number of shares of Stock credited or sold, the aggregate purchase price paid or sales price received, the purchase or sales price per share, the brokerage fees and commissions paid (if any), the total shares held for the Participant’s Stock Account, and such other information as agreed to by the Custodian and the Company.
(c) COMPLIANCE WITH SECTION 423. It is the intent of the Company that this Plan comply in all respects with applicable requirements of Section 423 of the Code and regulations thereunder. Accordingly, if any provision of this Plan does not comply with such requirements, such provision will be construed or deemed amended to the extent necessary to conform to such requirements.

9. GENERAL PROVISIONS.
(a) COMPLIANCE WITH LEGAL AND OTHER REQUIREMENTS. The Plan, the granting and exercising of Purchase Rights hereunder, and the other obligations of the Company and the Custodian under the Plan will be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company may, in its discretion, postpone the issuance or delivery of Stock upon exercise of Purchase Rights until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule, or regulation, or the laws of any country in which employees of the Company and a Subsidiary who are nonresident aliens and who are eligible to participate reside, or other required action with respect to any automated quotation system or stock exchange upon which the Stock or other Company securities are designated or listed, or compliance with any other contractual obligation of the Company, as the Company may consider appropriate. In addition, the Company may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules, and regulations, designation or listing requirements, or other contractual obligations.
(b) LIMITS ON ENCUMBERING RIGHTS. No right or interest of a Participant under the Plan, including any Purchase Right, may be pledged, encumbered, or hypothecated to or in favor of any party, subject to any lien, obligation, or liability of such Participant, or otherwise assigned, transferred, or disposed of except pursuant to the laws of descent or distribution, and any right of a Participant under the Plan will be exercisable during the Participant’s lifetime only by the Participant.
(c) NO RIGHT TO CONTINUED EMPLOYMENT. Neither the Plan nor any action taken hereunder, including the grant of a Purchase Right, will be construed as giving any employee the right to be retained in the employ of the Company or any of its Subsidiaries, nor will it interfere in any way with the right of the Company or any of its Subsidiaries to terminate any employee’s employment at any time.
(d) TAXES. The Company or any Subsidiary is authorized to withhold from any payment to be made to a Participant, including any payroll and other payments not related to the Plan, amounts of withholding and other taxes due in connection with any transaction under the Plan, and a Participant’s enrollment in the Plan will be deemed to constitute his or her consent to such withholding. In addition, Participants may be required to advise the Company of sales and other dispositions of Stock acquired under the plan in order to permit the Company to comply with tax laws and to claim any tax deductions to which the Company may be entitled with respect to the Plan. This provision and other Plan provisions do not set forth an explanation of the tax consequences to Participants under the Plan. A brief summary of the tax consequences will be included in disclosure documents to be separately furnished to Participants.

(e) CHANGES TO THE PLAN. The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of shareholders or Participants, except that the shareholders of the Company must approve any amendment which (i) increases the number of shares of Stock which may be acquired through this Plan (other than an increase merely reflecting a change in the number of outstanding shares (as described in Section 4)), (ii) changes the designation of corporations whose employees may be offered Purchase Rights under the Plan, or (iii) changes in the granting corporation or Stock available under the Plan. Without limiting the foregoing, any amendment, alteration, suspension, discontinuation or termination of the Plan will be subject to the approval of the Company’s shareholders within twenty-four months after such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any automated quotation system or stock exchange on which the Stock may then be quoted or listed, or if such shareholder approval is necessary in order for the Plan to continue to meet the requirements of Section 423 of the Code, and the Board may otherwise, in its discretion, determine to submit other such actions to shareholders for approval. However, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant with respect to outstanding Purchase Rights relating to any Offering Period that has been completed prior to such Board action. The foregoing notwithstanding, upon termination of the Plan the Board may (i) elect to terminate all outstanding Purchase Rights at such time as the Board may designate, and all amounts contributed to the Plan which remain in a Participant’s Cash Account will be returned to the Participant (without interest) as promptly as practicable, or (ii) shorten the Offering Period to such period determined by the Board and use amounts credited to a Participant Cash Account to purchase Stock.
(f) NO RIGHTS TO PARTICIPATE; NO SHAREHOLDER RIGHTS. No Participant or employee will have any claim to participate in the Plan with respect to Offering Periods that have not commenced, and the Company will have no obligation to continue the Plan. No Purchase Right will confer on any Participant any of the rights of a shareholder of the Company unless and until Stock is duly issued or transferred and delivered to the Participant (or credited to the Participant’s Stock Account).
(g) FRACTIONAL SHARES. As of the Effective Date, unless otherwise determined by the Board, purchases of Stock under the Plan executed by the Custodian may not result in the crediting of fractional shares of Stock to the Participant’s Stock Account. Fractional shares will not be issued by the Company, and certificates representing fractional shares will not be delivered to Participants under any circumstances.
(h) PLAN YEAR. The Plan will operate on a plan year that begins on January 1 and ends December 31 in each year.
(i) GOVERNING LAW. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan will be determined in accordance with the laws of the State of Arizona, without giving effect to principles of conflicts of laws, and applicable federal law.
(j) EFFECTIVE DATE. The Plan, as amended and restated, is effective as of the Effective Date, which is the Offering Period beginning on July 1, 2010.

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